EXHIBIT 10.34

CoreStates Bank, NA
FC 1-8-3 12
1345 Chestnut Street
PO Box 7618
Philadelphia PA 19101-7618
215 973 7397
Fax 215 973 6745

James P Richards
Vice President
Southeast Corporate

August 15, 1996


Wesley R. Card
Chief Financial Officer
JONES APPAREL GROUP
250 Rittenhouse Circle
Bristol, PA 19007



Dear Wes:

I take great pleasure in advising you that we have approved in favor of Jones Apparel Group the following credit facilities:

       I) A $75,000,000 discretionary line of credit for the issuance of documentary import letters of credit having a tenor of up to 180 days.

      II) A $25,000,000 discretionary line of credit available for working capital loans and/or documentary import letters of credit.

Included in the facilities outlined above, there are sublimits available for standby letters of credit and bankers' acceptances.

I'm assembling any new documentation we may require and shall forward it to you under separate cover.


We're extremely pleased with the volume of new business we have seen and trust that these credit facilities will serve to clearly demonstrate our confidence in the Jones Apparel Group and its management.



Sincerely,

/s/ James P. Richards



JPR/chc

cc: Gary R. Klocek